United States Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549
U.S.A

To Whom It May Concern:
Re: Zupintra Corporation, Inc.

This is to confirm that Mintz & Partners, LLP (having merged effective January 29, 2008 with Deloitte & Touche LLP) confirms that it agrees with the disclosure contained in the report of Zupintra Corporation, Inc. filed on Form 8-K entitled “Changes in Registrant’s Certifying Accountant”.

Yours truly,

A Predecessor firm to Deloitte & Touche LLP
Per: Steve Callan C.A.
Partner
SC/mm

Direct Line:	416-644-4308
Fax Line:	416-644-4309
Email:	steve_callan@mintzca.com